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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     There is no parent of the Company. The following is a listing of the significant subsidiaries of the Company, or if indented, subsidiaries of the Company under which they are listed:

                                                              JURISDICTION OF
                                                               ORGANIZATION
                                                              ---------------
HBO & Company...............................................  Delaware
McKesson Canada Inc.........................................  Canada
  Medis Health and Pharmaceutical Services Inc..............  Canada
GM Holdings, Inc............................................  Delaware
  McKesson General Medical Corp.............................  Virginia